PR ES O R TE D FI R ST -C LA SS M A IL U. S. P O ST AG E PA ID B AT O N R O UG E, L A PE R M IT N O . 9 84 Total Assets $3.8 Billion Deposits $3.4 Billion Locations 31 ATMs 40 $(45.0) Million 3Q 2025 Earnings $(58.5) Million YTD2025 Earnings 129 Consecutive dividends paid and counting 91 Years in Banking Total Loans $2.3 Billion Member FDIC FIRST GUARANTY BANCSHARES, INC. 3rd Quarter Report 2025 fgb.net | FI R ST G UA R A N TY B A N CS H A R ES , I N C. Po st O ffi ce B ox 2 00 9 H am m on d, L ou is ia na 7 04 04 -2 00 9 NASDAQ Symbol: FGBI We’re Social: Scan here or go to investors.fgb.net to visit our Investor Relations site. Have Questions? Vanessa Drew | InvestorRelations@fgb.net At A Glance (unaudited) FGB Branch Locations Abbeville, LA 799 West Summer Drive Alexandria, LA 1701 Metro Drive Amite, LA 632 West Oak Street Benton, LA 189 Burt Boulevard Bossier City, LA 4221 Airline Drive Bunkie, LA 1110 Shirley Drive Denham Springs, LA 2231 South Range Avenue Dubach, LA 117 East Hico Street Greensburg, LA 6151 Hwy. 10 Hammond, LA 2111 West Thomas Street Hammond, LA 400 East Thomas Street Hessmer, LA 2705 Main Street Homer, LA 401 North Second Street Independence, LA 455 West Railroad Avenue Jennings, LA 500 North Cary Avenue Kentwood, LA 301 Avenue F Lake Charles, LA Loan Production Office 4740 Nelson Rd #320 Marksville, LA 211 East Tunica Drive Moreauville, LA 10710 Highway 1 Oil City, LA 126 South Highway 1 Ponchatoula, LA 500 West Pine Street Vivian, LA 212 North Pine Street Walker, LA 29815 Walker Rd S Watson, LA 33818 Hwy. 16 Denton, TX 2209 W University Dr Fort Worth, TX 2001 N. Handley Ederville Road Garland, TX 603 W. Main St, #101 McKinney, TX 8951 Synergy Dr, #100 Waco, TX 7600 Woodway Drive Vanceburg, KY 15 Second Street Bridgeport, WV 1000 Jerry Dove Dr Suite #100

A Message to Our Shareholders

Dear Shareholders,

In the third quarter of 2025, First Guaranty Bank faced significant challenges but remained committed to our strategic plan focused on strengthening our financial foundation, improving asset quality, and preserving capital.

A key event this quarter was the bankruptcy of an auto parts manufacturer, which impacted our commercial lease portfolio. We recorded a $47.9 million provision for credit losses, with $39.8 million tied to this single credit exposure. In addition, we recognized a non-cash goodwill impairment charge of $12.9 million. These two items were the primary drivers of our net loss of $45.0 million for the quarter. Also, our allowance for credit losses increased to $85.7 million, or 3.76% of total loans, compared to 1.29% at year-end 2024.

Despite these setbacks, we continued to make progress in other areas. Our risk-weighted capital ratio improved to 12.34% on September 30, 2025, up from 11.66% a year ago. This reflects our proactive approach to capital management and the strategic shift we initiated in July 2024.

Operationally, we remain focused on cost containment. Noninterest expense, excluding goodwill impairment, was stable at $17.3 million, consistent with our second quarter results. Our full-time employee count declined to 339, down from 404 a year ago, as part of our ongoing efficiency initiatives.

We continue to reduce concentration risk in commercial real estate, with total loans declining to $2.3 billion, down $414 million from year-end 2024. Our largest OREO property ($7.4 million land development loan) is under contract and expected to close in Q4 2025.

While the third quarter results were disappointing, we believe our decisive actions position First Guaranty Bank to weather current challenges and return to profitability. We remain focused on enhancing asset quality, building capital, and delivering long-term value to our shareholders.

For more details, please refer to our press release and investor presentation available at investors.fgb.net. I welcome your questions at investorrelations@fgb.net or by phone at 985-375-0350.



Sincerely,

Michael R. Mineer

Michael R. Mineer
Chief Executive Officer/President
First Guaranty Bancshares, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	September 30, 2025	September 30, 2024
	(unaudited)	
Assets		
Cash and cash equivalents:		
Cash and due from banks	$753,629	$362,855
Federal funds sold	554	4,766
Cash and cash equivalents	754,183	367,621
Interest-earning time deposits with banks	250	250
Investment securities:		
Available for sale, at fair value	374,335	342,598
Held to maturity, at cost and net of allowance for credit losses of $150 and $80 (estimated fair value of $264,566 and $265,540 respectively)	322,413	321,428
Investment securities	696,748	664,026
Federal Home Loan Bank stock, at cost	10,079	9,492
Loans, net of unearned income	2,279,741	2,769,651
Less: allowance for credit losses	85,713	33,281
Net loans	2,194,028	2,736,370
Premises and equipment, net	59,979	68,455
Goodwill	-	12,900
Intangible assets, net	2,847	3,671
Other real estate, net	12,050	1,160
Accrued interest receivable	14,776	17,660
Other assets	52,396	42,402
Total Assets	$3,797,336	$3,924,007
Liabilities and Shareholders' Equity		
Deposits:		
Noninterest-bearing demand	$396,906	$401,981
Interest-bearing demand	1,390,219	1,501,886
Savings	215,077	233,496
Time	1,352,695	1,292,562
Total deposits	3,354,897	3,429,925
Short-term advances from Federal Home Loan Bank	-	-
Repurchase agreements	7,117	6,981
Accrued interest payable	16,333	17,750
Long-term advances from Federal Home Loan Bank	135,000	135,000
Senior long-term debt	14,196	16,163
Junior subordinated debentures	29,790	44,730
Other liabilities	18,928	17,062
Total Liabilities	3,576,261	3,667,611
Shareholders' Equity		
Preferred Stock, Series A - $1,000 par value		
100,000 shares authorized; non-cumulative perpetual; 34,500 issued and outstanding, respectively	33,058	33,058
Common stock - $1 par value		
100,600,000 shares authorized; 15,352,947 and 12,504,717shares issued and outstanding	15,353	12,505
Surplus	168,682	149,389
Retained earnings	12,342	72,662
Accumulated other comprehensive (loss) income	(8,360)	(11,218)
Total Shareholders' Equity	221,075	256,396
Total Liabilities & Shareholders' Equity	$3,797,336	$3,924,007

Consolidated Statements of Income

(in thousands, except share, per share data & percentages)

	Three-Months Ended September 30, 2025	Three-Months Ended September 30, 2024
	(unaudited)	
Interest Income:		
Loans (including fees)	$39,325	$49,811
Deposits with other banks	7,777	4,645
Securities (including FHLB stock)	6,398	2,971
Total Interest Income	53,500	57,427
Interest Expense:		
Demand deposits	13,185	16,957
Savings deposits	1,058	1,374
Time deposits	14,519	12,631
Borrowings	2,500	3,767
Total Interest Expense	31,262	34,729
Net Interest Income	22,238	22,698
Less: Provision for credit losses	47,933	4,904
Net Interest Income (Loss) after Provision for Credit Losses	(25,695)	17,794
Noninterest Income:		
Service charges, commissions and fees	832	815
ATM and debit card fees	741	784
Net gains on sale of loans	-	1,471
Net (losses) gains on sale of assets	(366)	31
Other	653	1,304
Total Noninterest Income	1,860	4,405
Total Business Revenue, Net of Provision for Loan Losses	(23,835)	22,199
Noninterest Expense:		
Salaries and employee benefits	7,465	10,098
Occupancy and equipment expense	2,605	2,538
Goodwill Impairment	12,900	-
Other	7,205	7,070
Total Noninterest Expense	30,175	19,706
(Loss) Income Before Income Taxes	(54,010)	2,493
Less: (Benefit) Provision for income taxes	(9,007)	566
Net (Loss) Income	(45,003)	1,927
Less: Preferred stock dividends	582	582
(Loss) Income Available to Common Shareholders	$(45,585)	$1,345
Per Common Share:		
(Loss) Earnings	$(3.01)	$0.11
Cash dividends paid	$0.01	$0.08
Weighted Average Common Shares Outstanding	15,122,702	12,504,717
Return on Average Assets	-4.61%	0.21%
Return on Average Common Equity	-78.41%	2.40%

Consolidated Statements of Income

(in thousands, except share, per share data & percentages)

	Nine-Months Ended September 30, 2025	Nine-Months Ended September 30, 2024
	(unaudited)	
Interest Income:		
Loans (including fees)	$ 123,307	$ 144,281
Deposits with other banks	21,287	11,747
Securities (including FHLB stock)	17,690	7,958
Total Interest Income	162,284	163,986
Interest Expense:		
Demand deposits	38,097	50,992
Savings deposits	3,656	3,928
Time deposits	45,605	32,649
Borrowings	8,225	10,556
Total Interest Expense	95,583	98,125
Net Interest Income	66,701	65,861
Less: Provision for credit losses	79,091	14,013
Net Interest Income (Loss) after Provision for Credit Losses	(12,390)	51,848
Noninterest Income:		
Service charges, commissions and fees	2,515	2,343
ATM and debit card fees	2,266	2,352
Net gains on sale of loans	-	1,481
Net (losses) gains on sale of assets	(362)	13,244
Other	1,951	2,819
Total Noninterest Income	6,370	22,239
Total Business Revenue, Net of Provision for Loan Losses	(6,020)	74,087
Noninterest Expense:		
Salaries and employee benefits	23,749	30,438
Occupancy and equipment expense	7,850	7,356
Goodwill Impairment	12,900	-
Other	20,960	21,455
Total Noninterest Expense	65,459	59,249
(Loss) Income Before Income Taxes	(71,479)	14,838
Less: (Benefit) Provision for income taxes	(13,007)	3,400
Net (Loss) Income	(58,472)	11,438
Less: Preferred stock dividends	1,746	1,747
(Loss) Income Available to Common Shareholders	$(60,218)	$9,691
Per Common Share:		
(Loss) Earnings	$(4.45)	$0.78
Cash dividends paid	$0.03	$0.40
Book Value Per Common Share	$12.25	$17.86
Weighted Average Common Shares Outstanding	13,523,009	12,499,799
Return on Average Assets	-2.00%	0.42%
Return on Average Common Equity	-35.83%	5.87%